EXHIBIT 99.3

                                   Exhibit 10

                         Consent of Price Waterhouse LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Prospectus constituting part of this Post-Effective Amendment No. 8 to the registration statement on Form S-6 of the Prospectus dated May 1, 1996, as filed with Post-Effective Amendment No. 7 to the registration statement on Form S-6 of the WRL Series Life Account which includes our report dated January 31, 1996, relating to the financial statements and selected per unit data and ratios of the sub-accounts comprising the WRL Series Life Account, which appears in such Prospectus. We further consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP


Kansas City, Missouri
December 23, 1996